SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2021

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BANR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01   Other Events.

On February 5, 2021, Banner Corporation (the “Company”), the parent company of Banner Bank and Islanders Bank, announced that it had received all applicable regulatory approvals and that Islanders Bank had merged with and into Banner Bank with Banner Bank as the surviving institution.  Islanders Bank had been a subsidiary of the Company for over 10 years and operated three branches: Friday Harbor on San Juan Island, Eastsound on Orcas Island and Lopez Village on Lopez Island.  All three of these branches will remain open after the completion of the merger.  Banner Bank operates 152 branches, 73 of which are in Washington State.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: February 5, 2021	By: /s/ Peter J. Conner
Peter J. Conner
Executive Vice President and Chief Financial Officer